                                                                    EXHIBIT 4.10


================================================================================



                               WARRANT AGREEMENT



                                     among



                         FIBERNET TELECOM GROUP, INC.,
                               as the Borrower,


                                      and


                         FIRST UNION INVESTORS, INC.,
                              as the Beneficiary.



                          DATED AS OF JULY 31, 2000



================================================================================

                               TABLE OF CONTENTS

ARTICLE I WARRANT CERTIFICATES....................................................................     2
     Section 1.1    Warrant Certificates..........................................................     2
     Section 1.2    Execution of Warrant Certificates.............................................     2

ARTICLE II REGISTRATION...........................................................................     2
     Section 2.1    Registration to Beneficiary...................................................     2
     Section 2.4    Registration of Transfers and Exchanges.......................................     3

ARTICLE III EXERCISE OF WARRANTS..................................................................     4
     Section 3.1    Exercise......................................................................     4

ARTICLE IV PAYMENT OF TAXES.......................................................................     5
     Section 4.1    Payment.......................................................................     5

ARTICLE V MUTILATED OR MISSING WARRANT CERTIFICATES...............................................     6
     Section 5.1    Loss, Theft and Destruction of Warrant Certificates...........................     6

ARTICLE VI RESERVATION OF WARRANT SHARES..........................................................     6
     Section 6.1    Warrant Shares................................................................     6
     Section 6.2    Obtaining Stock Exchange Listings.............................................     7
     Section 6.3    Adjustment of Exercise Price and Number of Warrant Shares Issuable............     7
     Section 6.4    Adjustment for Change in Capital Stock........................................     7
     Section 6.5    Adjustment for Rights Issue...................................................     8
     Section 6.6    Adjustment for Other Distributions............................................    10
     Section 6.7    Adjustment for Common Stock Issue.............................................    10
     Section 6.8    Adjustment for Convertible Securities Issue...................................    12
     Section 6.9    Current Market Price..........................................................    14
     Section 6.10   Consideration Received........................................................    14
     Section 6.11   When De Minimis Adjustment May Be Deferred....................................    14
     Section 6.12   When No Adjustment Required...................................................    15
     Section 6.13   Notice of Adjustment..........................................................    15
     Section 6.14   Notice with respect to Certain Transactions...................................    15
     Section 6.15   Reorganization of the Borrower................................................    15
     Section 6.16   Borrower Determination Not Final..............................................    16
     Section 6.17   When Issuance or Payment May Be Deferred......................................    16
     Section 6.18   Adjustment in Number of Shares................................................    16
     Section 6.19   Form of Warrants..............................................................    17

ARTICLE VII FRACTIONAL INTERESTS..................................................................    17
     Section 7.1    Fractional Interests..........................................................    17

ARTICLE VIII NO DILUTION OR IMPAIRMENT; CAPITAL AND OWNERSHIP STRUCTURE...........................    17

     Section 8.1    No Dilution...................................................................    17

ARTICLE IX MISCELLANEOUS..........................................................................    18
     Section 9.1    Notices to Warrant Holders....................................................    18
     Section 9.2    Notices to Borrower and Warrant Holder........................................    20
     Section 9.3    Supplements and Amendments....................................................    20
     Section 9.4    Successors....................................................................    21
     Section 9.5    Termination...................................................................    21
     Section 9.6    Governing Law.................................................................    21
     Section 9.5    Consent to Jurisdiction.......................................................    21
     Section 9.6    Waiver of Jury Trial..........................................................    22
     Section 9.7    Reliance......................................................................    22
     Section 9.8    Entire Agreement; Waivers.....................................................    22
     Section 9.9    Benefits of This Agreement....................................................    23
     Section 9.10   Counterparts..................................................................    23
     Section 9.11   Lock-up Agreements............................................................    23

Exhibit A  -  Form of Warrant Certificates

     This WARRANT AGREEMENT (as amended, supplemented, amended and restated or otherwise modified from time to time, this "Agreement") is entered into as of July ___, 2000, among FIBERNET TELECOM GROUP, INC., a Delaware corporation (the "Borrower"), and FIRST UNION INVESTORS, INC. (the "Beneficiary"). Capitalized terms used herein and not defined herein shall have the meanings specified in the Credit Agreement described below.

                                    RECITALS
                                    --------

     A. The Borrower, the Lenders, the Administrative Agent, the Co-Syndications Agents have entered into a Credit Agreement, dated as of April 11, 2000 (as amended, restated or otherwise modified from time to time, the "Credit Agreement"), providing for, among other things, certain Loans to be made by the Lenders thereunder to the Borrower;

     B. The Borrower agrees that on the Closing Date, the Beneficiary shall be entitled to receive common stock warrants ("Warrants"), to purchase up to 425,000 shares of the fully-diluted common stock, $0.001 par value per share (the "Common Stock"), of the Borrower, after giving effect to the exercise thereof (the Common Stock or any security substituted for the Common Stock issuable on exercise of the Warrants being referred to herein as the "Warrant Shares"), at an initial exercise price per share equal to $18.0625 (the "Exercise Price");

     C. The Borrower agrees that (a) if the Loans remain outstanding on November 30, 2000, the Beneficiary shall be entitled to receive Warrants to purchase up to an additional 141,666 shares of the Warrant Shares (as the same may be adjusted from time to time pursuant to Articles VI and VIII hereof), (b) if the Loans remain outstanding on April 12, 2001, the Beneficiary shall be entitled to receive Warrants to purchase up to an additional 141,666 shares of the Warrant Shares (as the same may be adjusted from time to time pursuant to Articles VI and VIII hereof) (c) if the Loans remain outstanding on July 12, 2001, the Beneficiary shall be entitled to receive Warrants to purchase up to an additional 141,666 shares of the Warrant Shares (as the same may be adjusted from time to time pursuant to Articles VI and VIII hereof), (d) if the Loans remain outstanding on October 11, 2001, the Beneficiary shall be entitled to receive Warrants to purchase up to an additional 141,666 shares of the Warrant Shares (as the same may be adjusted from time to time pursuant to Articles VI and VIII hereof) and (e) after April 11, 2001 and before October 11, 2001, if the Borrower issues High Yield Securities (as defined in and as contemplated by the Fee Letter), the Beneficiary shall be entitled to receive the Warrants described in clauses (c) and (d) in this Recital C, if the receipt of such Warrants is required in connection with the issuance or placement of the High Yield Securities, in each case, at the Exercise Price;

     D. The Borrower agrees to execute the Warrants referred to in Recital B above and deliver such Warrants to the Beneficiary on the Closing Date in accordance with the Credit Agreement.

     E. The Borrower agrees to execute the Warrants referred to in Recital C above and deliver such Warrants to an escrow agent on the date hereof, and such escrow agent has agreed to deliver the Warrants to the Beneficiary in accordance with an escrow agreement, dated as of July ___, 2000 (as amended, supplemented, amended and restated or otherwise modified from time to time, the "Escrow Agreement"), among the Borrower, the Beneficiary and Bankers Trust Company, as escrow agent.

                                   AGREEMENT
                                   ---------

     NOW, THEREFORE, in consideration of the premises and the mutual agreements herein contained and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto, intending to be legally bound, agree as follows:

                                   ARTICLE I
                             WARRANT CERTIFICATES


     Section 1.1  Warrant Certificates
                  --------------------

     The certificates evidencing the Warrants (the "Warrant Certificates") to be delivered pursuant to this Agreement shall be substantially in the form set forth in Exhibit A attached hereto.

     Section 1.2  Execution of Warrant Certificates
                  ---------------------------------

     (a) The Warrant Certificates shall be signed on behalf of the Borrower by its Chairman of the Board, Chief Executive Officer or its President or a Vice President and by its Secretary or an Assistant Secretary. Each such signature upon the Warrant Certificates may be in the form of a facsimile signature of the present or any future Chairman of the Board, Chief Executive Officer President, Vice President, Secretary or Assistant Secretary and may be imprinted or otherwise reproduced on the Warrant Certificates.

     (b) In case any officer of the Borrower who shall have signed any of the Warrant Certificates shall cease to be such officer before the Warrant Certificates so signed shall have been disposed of by the Borrower, such Warrant Certificates nevertheless may be delivered or disposed of as though such person had not ceased to be such officer of the Borrower; and any Warrant Certificate may be signed on behalf of the Borrower by any person who, at the actual date of the execution of such Warrant Certificate, shall be a proper officer of the Borrower to sign such Warrant Certificate, although at the date of the execution of this Agreement any such person was not such officer.

                                  ARTICLE II
                                 REGISTRATION

     Section 2.1  Registration to Beneficiary
                  ---------------------------

     The Borrower shall number and register the Warrant Certificates in a register as they are issued. The Borrower may deem and treat the registered holder(s) of the Warrant Certificates as the absolute owner(s) thereof (notwithstanding any notation of ownership or other writing thereon made by anyone), for all purposes, and shall not be affected by any notice to the contrary.

     Section 2.2  Release of Warrants
                  -------------------

     The Borrower agrees that it shall release Warrants representing the right to acquire an aggregate of 425,000 shares of the Common Stock of the Borrower to the Beneficiary or their designees on the Closing Date. The Borrower agrees that it shall deposit an aggregate of 991,664 shares (as the same may be adjusted from time to time pursuant to Articles VI and VIII hereof) of the Common Stock of the Borrower into escrow pursuant to the Escrow Agreement by the Borrower on the date of this Agreement. The terms of this Agreement shall be in full force and effect with respect to such Warrants, including, without limitation, the anti-dilution provision of Article VI hereof.

     Section 2.3  [OMITTED]
                  ---------

     Section 2.4  Registration of Transfers and Exchanges.
                  ---------------------------------------

     (a) The Borrower shall from time to time register the transfer of any outstanding Warrant Certificates in a Warrant register to be maintained by the Borrower upon surrender thereof accompanied by a written instrument or instruments of transfer in form satisfactory to the Borrower, duly executed by the registered holder or holders thereof or by the duly appointed legal representative thereof or by a duly authorized attorney. Upon any such registration of transfer, a new Warrant Certificate shall be issued to the transferee(s) and the surrendered Warrant Certificate shall be cancelled and disposed of by the Borrower.

     (b) The Warrant holders agree that, prior to any proposed transfer of a Warrant or a Warrant Share, if such transfer is not made pursuant to an effective Registration Statement under the Securities Act of 1933, as amended (the "Act"), such transferee will, if requested by the Borrower, deliver to the
Borrower:

     (i) an investment covenant reasonably satisfactory to the Borrower signed by the proposed transferee;

     (ii) an agreement by such transferee to the impression of the restrictive investment legend set forth below on such Warrant or Warrant Shares;

     (iii) an agreement by such transferee that the Borrower may place a notation on the stock books of the Borrower or a "stop transfer order" with any transfer agent or registrar with respect to such Warrant Shares;

     (iv) an agreement by such transferee to be bound by the provisions of this Section 4 relating to the transfer of such Warrant or Warrant Shares; and

     (v) an opinion of counsel, reasonably satisfactory in form and substance to the Borrower, to the effect that the proposed transfer of such Warrants or Warrant Shares (as the case may be) may be made without registration under the Act.

     (c) The Warrant holders agree that each certificate representing Warrant Shares will bear the following legend:

     "THE SECURITIES EVIDENCED OR CONSTITUTED HEREBY HAVE BEEN ACQUIRED FOR INVESTMENT AND HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED. SUCH SECURITIES MAY NOT BE SOLD, TRANSFERRED, PLEDGED OR HYPOTHECATED UNLESS THE REGISTRATION PROVISIONS OF SAID ACT HAVE BEEN COMPLIED WITH OR UNLESS THE COMPANY HAS RECEIVED AN OPINION OF COUNSEL REASONABLY SATISFACTORY TO THE COMPANY THAT SUCH REGISTRATION IS NOT REQUIRED."

     (d) Warrant Certificates may be exchanged at the option of the holder(s) thereof, when surrendered to the Borrower at its office for another Warrant Certificate or other Warrant Certificates of like tenor and representing in the aggregate a like number of Warrants. Warrant Certificates surrendered for exchange shall be cancelled and disposed of by the Borrower.

                                  ARTICLE III
                             EXERCISE OF WARRANTS

     Section 3.1  Exercise
                  --------

     (a) Subject to the terms of this Agreement, each Warrant holder shall have the right, which may be exercised until 5:00 p.m., New York City time on April 11, 2005 (the "Expiration Date"), to receive from the Borrower the number of fully paid and nonassessable Warrant Shares that the holder may at the time be entitled to receive in accordance herewith and with the Escrow Agreement upon the exercise of such Warrant and payment of the Exercise Price. Each Warrant not exercised prior to 5:00 p.m., New York City time, on the Expiration Date shall become void and all rights thereunder and all rights in respect thereof under this Agreement shall cease as of such time. No adjustments as to dividends will be made upon exercise of the Warrants.

     (b) A Warrant may be exercised upon surrender to the Borrower at its office designated for such purpose (the address of which is set forth in Section
                                                                         -------
9.2 hereof) of the certificate or certificates evidencing the Warrants to be
---
exercised with the form of election to purchase on the reverse thereof duly filled in and signed, which signature shall be guaranteed by a bank or trust company having an office or correspondent in the United States of America or a broker or dealer which is a member of a registered securities exchange or the National Association of Securities Dealers, Inc., ("NASD") and upon payment to the Borrower of the Exercise Price as adjusted as herein provided, for the number of Warrant Shares in respect of which such Warrants are then exercised. Payment of the aggregate Exercise Price shall be made (i) in cash or by certified or official bank check payable to the order of the Borrower, (ii) through the surrender of preferred equity securities or indebtedness of the Borrower having a liquidation preference or principal amount, as the case may be, equal to the aggregate Exercise Price to be paid (the Borrower will pay the accrued interest or dividends on such surrendered debt or preferred equity securities in cash at the time of surrender notwithstanding the stated terms thereof), (iii) by tendering Warrants having a fair market value equal to the Exercise Price or (iv) with any combination of
(i), (ii) or (iii). For purpose of clause (iii) above, the fair market value of the Warrants shall be determined as follows: (A) to the extent the Common Stock is publicly traded and listed on the Nasdaq National Securities Market or a national securities exchange, the fair market value shall be equal to the difference between (1) the Quoted Price of the Common Stock on the date of exercise and (2) the Exercise Price; or (B) to the extent the Common Stock is not publicly traded, or otherwise is not listed on a national securities exchange, the fair market value shall be equal to the value per Warrant as determined in good faith by the Board of Directors of the Borrower pursuant to
Section 6.16.
------------

     (c)  Subject to the provisions of Section 4.1 hereof, upon such surrender
                                       -----------
of Warrants and payment of the Exercise Price, the Borrower shall issue and cause to be delivered with all reasonable dispatch to or upon the written order of the holder and in such name or names as the Warrant holder may designate, a certificate or certificates for the number of full Warrant Shares issuable upon the exercise of such Warrants together with cash as provided in Section 7.1;
                                                                -----------
provided, however, that if any consolidation, merger or lease or sale of assets is proposed to be effected by the Borrower as described in Section 6.15 hereof,
                                                           ------------
or a tender offer or an exchange offer for shares of Common Stock of the Borrower shall be made, upon such surrender of Warrants and payment of the Exercise Price as aforesaid, the Borrower shall, as soon as possible, but in any event not later than two Business Days thereafter, issue and cause to be delivered the full number of Warrant Shares issuable upon the exercise of such Warrants in the manner described in this sentence together with cash as provided in Section 7.1. Such certificate or certificates shall be deemed to have been
   -----------
issued and any person so designated to be named therein shall be deemed to have become a holder of record of such Warrant Shares as of the date of the surrender of such Warrants and payment of the Exercise Price.

     (d) The Warrants shall be exercisable, at the election of the holders thereof, either in full or, from time to time, in part and, in the event that a certificate evidencing Warrants is exercised in respect of fewer than all of the Warrant Shares issuable on such exercise at any time prior to the date of expiration of the Warrants, a new certificate evidencing the remaining Warrant or Warrant will be issued and delivered pursuant to the provisions of this Section and of Section 1.2 hereof.
               -----------

     (e) All Warrant Certificates surrendered upon exercise of Warrants shall be cancelled and disposed of by the Borrower. The Borrower shall keep copies of this Agreement and any notices given or received hereunder available for inspection by the holders during normal business hours at its office.

                                  ARTICLE IV
                               PAYMENT OF TAXES

     Section 4.1  Payment
                  -------

     The Borrower will pay all documentary stamp taxes attributable to the initial issuance of Warrant Shares upon the exercise of Warrants; provided, however, that the Borrower shall not be required to pay any tax or taxes which may be payable in respect of any transfer involved in the issue of any Warrant Certificates or any certificates for Warrant Shares in a name other than that of the registered holder of a Warrant Certificate surrendered upon the exercise of a Warrant, and the Borrower shall not be required to issue or deliver such Warrant Certificates unless or until the person or persons requesting the issuance thereof shall have paid to the Borrower the amount of such tax or shall have established to the satisfaction of the Borrower that such tax has been paid.

                                   ARTICLE V
                   MUTILATED OR MISSING WARRANT CERTIFICATES

     Section 5.1  Loss, Theft and Destruction of Warrant Certificates
                  ---------------------------------------------------

     In case any of the Warrant Certificates shall be mutilated, lost, stolen or destroyed, the Borrower may in its discretion issue, in exchange and substitution for and upon cancellation of the mutilated Warrant Certificate, or in lieu of and substitution for the Warrant Certificate lost, stolen or destroyed, a new Warrant Certificate of like tenor and representing an equivalent number of Warrants, but only upon receipt of evidence reasonably satisfactory to the Borrower of such loss, theft or destruction of such Warrant Certificate and indemnity, if requested, also reasonably satisfactory to it. Applicants for such substitute Warrant Certificates shall also comply with such other reasonable regulations and pay such other reasonable charges as the Borrower may prescribe.

                                  ARTICLE VI
                         RESERVATION OF WARRANT SHARES

     Section 6.1  Warrant Shares
                  --------------

     (a) The Borrower will at all times reserve and keep available, free from preemptive rights, out of the aggregate of its authorized but unissued Common Stock or its authorized and issued Common Stock held in its treasury, for the purpose of enabling it to satisfy any obligation to issue Warrant Shares upon exercise of Warrants, the maximum number of shares of Common Stock which may then be deliverable upon the exercise of all outstanding Warrants.

     (b) The Borrower or, if appointed, the transfer agent for the Common Stock (the "Transfer Agent") and every subsequent transfer agent for any shares of the Borrower's capital stock issuable upon the exercise of any of the rights of purchase represented by the Warrants will be irrevocably authorized and directed at all times to reserve such number of authorized shares as shall be required for such purpose. The Borrower will keep a copy of this Agreement on file with the Transfer Agent and with every subsequent transfer agent for any shares of the Borrower's capital stock issuable upon the exercise of the rights of purchase represented by the Warrants. The Borrower will furnish such Transfer Agent a copy of all notices of adjustments and certificates related thereto, transmitted to each holder pursuant to Section 9.1 hereof.
                                       -----------

     (c)  Before taking any action which would cause an adjustment pursuant to
Article VI hereof to reduce the Exercise Price below the then par value (if any) of the Warrant Shares, the Borrower will take any corporate action which may, in the opinion of its counsel, be necessary in order that the Borrower may validly and legally issue fully paid and nonassessable Warrant Shares at the Exercise Price as so adjusted.

     (d) The Borrower covenants that all Warrant Shares which may be issued upon exercise of Warrants will, upon issue and payment of the appropriate Exercise Price, be fully paid, nonassessable, free of preemptive rights and free from all taxes, liens, charges and security interests with respect to the issue thereof.

     Section 6.2  Obtaining Stock Exchange Listings
                  ---------------------------------

     The Borrower will, from time to time, take all action which may be necessary so that the Warrant Shares, upon their issuance upon the exercise of Warrants, will be listed on the principal securities exchanges and markets within the United States of America, if any, on which other shares of Common Stock are then listed for so long as such other shares of Common Stock are so listed.

     Section 6.3  Adjustment of Exercise Price and Number of Warrant Shares
                  ---------------------------------------------------------
Issuable
--------

     (a) The Exercise Price and the number of Warrant Shares issuable upon the exercise of each Warrant are subject to adjustment from time to time upon the occurrence of the events enumerated in this Article VI. For purposes of this
Article VI, "Common Stock" means shares now or hereafter authorized of any class of common stock of the Borrower and any other stock of the Borrower, however designated, that has the right (subject to any prior rights of any class or series of preferred stock) to participate in any distribution of the assets or earnings of the Borrower without limit as to per share amount.

     Section 6.4  Adjustment for Change in Capital Stock
                  --------------------------------------

     (a)   If the Borrower:

     (i) pays a dividend or makes a distribution on its Common Stock in shares of its Common Stock;

     (ii) subdivides its outstanding shares of Common Stock into a greater number of shares;

     (iii) combines its outstanding shares of Common Stock into a smaller number of shares;

     (iv) makes a distribution on its Common Stock in shares of its capital stock other than Common Stock; or

     (v) issues by reclassification of its Common Stock any shares of its capital stock;

then the Exercise Price in effect immediately prior to such action shall be proportionately adjusted so that the holder of any Warrant thereafter exercised may receive for such Exercise

Price the aggregate number and kind of shares of capital stock of the Borrower which he would have owned immediately following such action if such Warrant had been exercised immediately prior to such action.

     (b) The adjustment shall become effective immediately after the record date in the case of a dividend or distribution and immediately after the effective date in the case of a subdivision, combination or reclassification.

     (c) If, after an adjustment, a holder of a Warrant may receive shares of two or more classes of capital stock of the Borrower upon the exercise of such Warrant, then the Borrower shall determine the allocation of the adjusted Exercise Price between the classes of capital stock. After such allocation, the exercise privilege and the Exercise Price of each class of capital stock shall thereafter be subject to adjustment on terms comparable to those applicable to Common Stock in this Article VI.

     (d) Such adjustment shall be made successively whenever any event listed above shall occur.

     Section 6.5  Adjustment for Rights Issue.
                  ----------------------------

     (a) If the Borrower distributes any rights, options or warrants entitling any person to subscribe for Common Stock or securities convertible into, or exchangeable or exercisable for, Common Stock at an offering price which is less than the Current Market Price per share on that record date for such issuance, the Exercise Price shall be adjusted in accordance with the formula:


                    N x P
                O + -----
                      M
     E'  =  E x ---------
                  O + N

     where:

     E' = the adjusted Exercise Price.

     E  = the current Exercise Price.

     O  = the number of shares of Common Stock outstanding on the record date.

     N  = the number of additional shares of Common Stock offered.

     P  = the offering price per share of the additional shares.

     M  = the Current Market Price per share of Common Stock on the record date.

     (b)  For purposes of this Section 6.5, the "offering price" shall include
                               -----------
the amount initially paid for such rights, options or warrants plus the amount to be paid upon exercise or conversion of such rights, options or warrants.

     (c) The adjustment shall be made successively whenever any such rights, options or warrants are issued and shall become effective immediately after the record date for the determination of stockholders entitled to receive the rights, options or warrants. If at the end of the period during which such rights, options or warrants are exercisable, not all rights, options or warrants shall have been exercised, the Exercise Price shall be immediately readjusted to what it would have been if "N" in the above formula had been the number of shares actually issued.

     (d) This Section 6.5 does not apply to:
              -----------

     (i) rights, options or warrants issued to the Borrower's employees under bona fide employment benefit plans adopted by the Board of Directors and approved by the holders of Common Stock when required by law, if such rights would otherwise be covered by this Section 6.5 (but only to the extent that the
                                   -----------
aggregate number of rights, options or warrants excluded hereby and issued after the date of this Agreement shall not exceed the right to subscribe for more than 15% of the Common Stock outstanding on the date of this Agreement, calculated on a fully diluted basis);

    (ii) rights, options or warrants issued to persons in a bona fide public offering pursuant to a firm commitment underwriting;

   (iii) rights, options or warrants issued to persons who are not affiliates of the Borrower in a bona fide private placement through a placement agent that is a member firm of NASD (except to the extent that any discount from the Current Market Price attributable to restrictions on transferability of such rights, options or warrants, as determined in good faith by the Board of Directors pursuant to Section 6.16 and described in a Board of Directors'
                      ------------
resolution, shall exceed 15%); provided that Tishman Speyer Properties, L.P. and Metromedia Fiber Network Services, Inc. and their affiliates shall not be considered affiliates for purposes of this clause; or

    (iv) Common Stock or other equity securities issued as part of any existing or future strategic arrangement or alliance by the Company or its Subsidiaries to building licensors, landlords, carriers, joint venture partners, vendors, lessors or lenders, and securities or instruments issued in connection with acquisitions, as each such transaction is approved by the Board of Directors of the Company (but in the event that all outstanding Loans and other Obligations under the Credit Agreement have not been paid in full in cash on or prior to December 11, 2000, only to the extent that the aggregate shares of Common Stock and other equity securities excluded hereby pursuant to this clause (iv) and issued after the date of this Agreement shall not exceed 15% of the Common Stock outstanding on the date of this Agreement is calculated on a fully diluted basis; it being understood that if any portion of the Loans or other Obligations under the Loan Agreement are outstanding on December 12, 2000, this Section 6.5 shall be applied retroactively from the date hereof as if the aforesaid 15% limitation was applicable from the date hereof); or

     (v) convertible preferred stock and/or warrants to purchase Common Stock and/or Common Stock issued to affiliates of the Lenders (and other purchasers) in one or more tranches pursuant to commitments entered into in a single private placement transaction for aggregate proceeds of up to $35.0 million.

     Section 6.6  Adjustment for Other Distributions
                  ----------------------------------

     (a) If the Borrower distributes to all holders of its Common Stock any of its assets (including but not limited to cash), debt securities, preferred stock, or any rights or warrants to purchase debt securities, preferred stock, assets or other securities of the Borrower, the Exercise Price shall be adjusted in accordance with the formula:

              M-F
     E' = E x ---
               M

     where:

     E'= the adjusted Exercise Price.

     E = the current Exercise Price.

     M = the Current Market Price per share of Common Stock on the record date mentioned below.

     F = the fair market value on the record date of the assets, securities, rights or warrants applicable to one share of Common Stock. The Board of Directors shall determine the fair market value pursuant to Section
                                                                        -------
         6.16 based upon the trading prices of publicly traded securities where
         ----
         applicable.

     (b) The adjustment shall be made successively whenever any such distribution is made and shall become effective immediately after the record date for the determination of stockholders entitled to receive the distribution.

     (c) This Section does not apply to rights, options or warrants referred to in Section 6.5.
   -----------

     Section 6.7  Adjustment for Common Stock Issue
                  ---------------------------------

     (a) If the Borrower issues shares of Common Stock for a consideration per share less than the Current Market Price per share on the date the Borrower fixes the offering price of such additional shares, the Exercise Price shall be adjusted in accordance with the formula:

                 P
                 -
     E'= E x O + M
             -----
               A

     where:

     E'= the adjusted Exercise Price.

     E = the then current Exercise Price.

     O = the number of shares outstanding immediately prior to the issuance of such additional shares.

     P = the aggregate consideration received for the issuance of such additional shares.

     M = the Current Market Price per share on the date of issuance of such additional shares.

     A = the number of shares outstanding immediately after the issuance of such additional shares.

     (b) The adjustment shall be made successively whenever any such issuance is made, and shall become effective immediately after such issuance.

     (c) This Section 6.7 does not apply to:
              -----------

     (i) any of the transactions described in Section 6.4, Section 6.5 and
                                              -----------  -----------
Section 6.6 of this Article VI;
-----------

     (ii) the exercise of warrants or options, or the conversion or exchange of other securities convertible or exchangeable for Common Stock;

    (iii) Common Stock issued upon the exercise of rights or warrants issued to the holders of Common Stock;

     (iv) Common Stock issued to the Borrower's employees under bona fide employment benefit plans adopted by the Board of Directors and approved by the holders of Common Stock when required by law, if such rights would otherwise be covered by this Section 6.7 (but only to the extent that the aggregate shares of
                -----------
Common Stock excluded hereby and issued after the date of this Agreement shall not exceed more than 15% of the Common Stock outstanding on the date of this Agreement, calculated on a fully diluted basis);

      (v) Common Stock issued to shareholders of any person that is not affiliated with the Borrower which merges into the Borrower in proportion to their stock holdings of such person immediately prior to such merger, upon such merger;

     (vi) Common Stock issued in a bona fide public offering pursuant to a firm commitment underwriting;

    (vii) Common Stock issued to persons who are not affiliates of the Borrower in a bona fide private placement through a placement agent which is a member firm of NASD (except to the extent that any discount from the Current Market Price attributable to restrictions on transferability of the Common Stock, as determined in good faith by the Board of Directors pursuant to Section 6.16 and
                                                               ------------
described in a Board resolution, shall exceed 15%); provided that Tishman Speyer Properties, L.P., Metromedia Fiber Network Services, Inc. and their affiliates shall not be considered affiliates for purposes of this clause; or.

   (viii) Common Stock or other equity securities issued as part of any existing or future strategic arrangement or alliance by the Company or its Subsidiaries to building licensors, landlords, carriers, joint venture partners, vendors, lessors or lenders, and securities or instruments issued in connection with acquisitions, as each such transaction is approved by the Board of Directors of the Company (but in the event that all outstanding Loans and other Obligations under the Credit Agreement have not been paid in full in cash on or prior to December 11, 2000, only to the extent that the aggregate shares of Common Stock and other equity securities excluded hereby pursuant to this clause (viii) and issued after the date of this Agreement shall not exceed 15% of the Common Stock outstanding on the date of this Agreement, calculated on a fully diluted basis; it being understood that if any portion of the Loans or other Obligations under the Loan Agreement are outstanding on December 12, 2000, this Section 6.7 shall be applied retroactively from the date hereof as if the aforesaid 15% limitation was applicable from the date hereof); or

     (ix) convertible preferred stock and/or warrants to purchase Common Stock and/or Common Stock issued to affiliates of the Lenders (and other purchasers) in one or more tranches pursuant to commitments entered into in a single private placement transaction for aggregate proceeds of up to $35.0 million.

     Section 6.8  Adjustment for Convertible Securities Issue
                  -------------------------------------------

     (a) If the Borrower issues any securities convertible into or exchangeable for Common Stock (other than securities issued in transactions described in Sections 6.5 and Section 6.6 of this Article VI) for a consideration per share
------------     -----------
of Common Stock initially deliverable upon conversion or exchange of such securities less than the Current Market Price per share on the date of issuance of such securities, the Exercise Price shall be adjusted in accordance with this formula:

                  P
                  -
     E'= E x  O + M
              -----
              O + D

     where:

     E'= the adjusted Exercise Price.

     E = the then current Exercise Price.

     O = the number of shares outstanding immediately prior to the issuance of such securities.

     P = the aggregate consideration received for the issuance of such securities.

     M = the Current Market Price per share on the date of issuance of such securities.

     D = the maximum number of shares deliverable upon conversion or in exchange for such securities at the initial conversion or exchange rate.

     (b) The adjustment shall be made successively whenever any such issuance is made, and shall become effective immediately after such issuance.

     (c) If all of the Common Stock deliverable upon conversion or exchange of such securities has not been issued when such securities are no longer outstanding, then the Exercise Price shall promptly be readjusted to the Exercise Price that would then be in effect had "D" in the above formula been equal to the actual number of shares of Common Stock issued upon conversion or exchange of such securities.

     (d) This Section 6.8 does not apply to:
              -----------

     (i) convertible securities issued to shareholders of any person that is not affiliated with the Borrower and that merges into the Borrower, or with a subsidiary of the Borrower, in proportion to their stock holdings of such person immediately prior to such merger, upon such merger,

    (ii) convertible securities issued in a bona fide public offering pursuant to a firm commitment underwriting,

   (iii) convertible securities issued to persons who are not affiliates of the Borrower in a bona fide private placement through a placement agent which is a member firm of the National Association of Securities Dealers, Inc. (except to the extent that any discount from the Current Market Price attributable to restrictions on transferability of Common Stock issuable upon conversion, as determined in good faith by the Board of Directors pursuant to Section 6.16 and
                                                               ------------
described in a Board resolution, shall exceed 15% of the then Current Market Price); provided that Tishman Speyer Properties, L.P., Metromedia Fiber Network Services, Inc. and their respective affiliates shall not be considered affiliates for purposes of this clause; or

    (iv) Common Stock or other equity securities issued as part of any existing or future strategic arrangement or alliance by the Company or its Subsidiaries to building licensors, landlords, carriers, joint venture partners, vendors, lessors or lenders, and securities or instruments issued in connection with acquisitions, as each such transaction is approved by the Board of Directors of the Company (but in the event that all outstanding Loans and other Obligations under the Credit Agreement have not been paid in full in cash on or prior to December 11, 2000, only to the extent that the aggregate shares of Common Stock and other equity securities excluded hereby pursuant to this clause (iv) and issued after the date of this Agreement shall not exceed 15% of the Common Stock outstanding on the date of this Agreement, calculated on a fully diluted basis; it being understood that if any portion of the Loans or other Obligations under the Loan Agreement are outstanding on December 12, 2000, this Section 6.8 shall be applied retroactively from the date hereof as if the aforesaid 15% limitation was applicable from the date hereof); or

     (v) convertible preferred stock and/or warrants to purchase Common Stock and/or Common Stock issued to affiliates of the Lenders (and other purchasers) in one or more tranches pursuant to commitments entered into in a single private placement transaction for aggregate proceeds of up to $35.0 million.

     Section 6.9  Current Market Price
                  --------------------

     (a) In Section 6.5, Section 6.6, Section 6.7 and Section 6.8 of this
            -----------  -----------  -----------     -----------
Article VI the "Current Market Price" per share of Common Stock on any date is the average of the Quoted Prices of the Common Stock for 15 consecutive trading days commencing 20 trading days before the date in question. The "Quoted Price" of the Common Stock for any given trading day is the last reported sales price of the Common Stock for that trading day as reported by Nasdaq National Market System, or if the Common Stock is listed on a securities exchange, the last reported sales price of the Common Stock on such exchange, which price shall be for consolidated trading if applicable to such exchange, or if the sales price of the Common Stock is not so reported or listed, the last reported bid price of the Common Stock. In the absence of one or more such quotations, the Board of Directors of the Borrower shall determine the Current Market Price pursuant to
Section 6.16 in good faith.
------------

     Section 6.10  Consideration Received.
                   ----------------------

     (a) For purposes of any computation respecting consideration received pursuant to Section 6.7 and Section 6.8 of this Article VI, the following shall
            -----------     -----------
apply:

     (i) in the case of the issuance of shares of Common Stock for cash, the consideration shall be the amount of such cash, provided that in no case shall any deduction be made for any commissions, discounts or other expenses incurred by the Borrower for any underwriting of the issue or otherwise in connection therewith;

    (ii) in the case of the issuance of shares of Common Stock for a consideration in whole or in part other than cash, the consideration other than cash shall be deemed to be the fair market value thereof as determined in good faith by the Board of Directors pursuant to Section 6.16, based upon the trading
                                            ------------
prices of publicly traded securities where appropriate (irrespective of the accounting treatment thereof), whose determination shall be described in a Board of Directors' resolution;

   (iii) in the case of the issuance of securities convertible into or exchangeable for shares, the aggregate consideration received therefor shall be deemed to be the consideration received by the Borrower for the issuance of such securities plus the additional minimum consideration, if any, to be received by the Borrower upon the conversion or exchange thereof (the consideration in each case to be determined in the same manner as provided in clauses (i) and (ii) of this subsection).

     Section 6.11  When De Minimis Adjustment May Be Deferred
                   ------------------------------------------

     (a) No adjustment in the Exercise Price need be made unless the adjustment would require an increase or decrease of at least 1% in the Exercise Price. Any adjustments that are not made shall be carried forward and taken into account in any subsequent adjustment.

     (b) All calculations under this Section 6.11 shall be made to the nearest
                                     ------------
cent or to the nearest 1/1000th of a share, as the case may be.

     Section 6.12  No Adjustment Required.
                   ----------------------

     (a) In addition to the other exceptions provided above,

     (i) no adjustment need be made for rights to purchase Common Stock pursuant to a Borrower plan for reinvestment of dividends or interest;

    (ii) no adjustment need be made for a change in the par value or no par value of the Common Stock;

   (iii) to the extent the Warrants become convertible into cash, no adjustment need be made thereafter as to the cash. Interest will not accrue on the cash; and

    (iv) no adjustment need be made for any additional shares of Common Stock as may be issued by virtue of antidilution provisions contained in options or warrants to purchase Common Stock or securities convertible into shares of Common Stock.

     Section 6.13  Notice of Adjustment.
                   --------------------

     Whenever the Exercise Price is adjusted, the Borrower shall provide the notices required by Article IX hereof.

     Section 6.14  Notice with respect to Certain Transactions.
                   -------------------------------------------

     (a) If:

     (i) the Borrower takes any action that would require an adjustment in the Exercise Price pursuant to Section 6.4, Section 6.5, Section 6.6, Section 6.7 or
                           -----------  -----------  -----------  -----------
Section 6.8 of this Article VI;
-----------

    (ii) the Borrower takes any action that would require a supplemental Warrant Agreement pursuant to this Section 6.14; or
                           ------------

   (iii) there is a liquidation or dissolution of the Borrower,

the Borrower shall mail to Warrant holders a notice stating the proposed record date for a dividend or distribution or the proposed effective date of a subdivision, combination, reclassification, consolidation, merger, transfer, lease, liquidation or dissolution. The Borrower shall mail the notice at least 15 days before such date. Failure to mail the notice or any defect in it shall not affect the validity of the transaction.

     Section 6.15  Reorganization of the Borrower.
                   ------------------------------

     (a) If the Borrower consolidates or merges with or into, or transfers or leases all or substantially all its assets to, any person, upon consummation of such transaction the Warrants shall automatically become exercisable for the kind and amount of securities, cash or other assets which the holder of a Warrant would have owned immediately after the consolidation, merger, transfer or lease if the holder had exercised the Warrant immediately before the effective date of the transaction. Concurrently with the consummation of such transaction, the corporation formed by or surviving any such consolidation or merger if other than the Borrower, or the person to which such sale or conveyance shall have been made, shall enter into a supplemental Warrant Agreement so providing and further providing for adjustments which shall be as nearly equivalent as may be practical to the adjustments provided for in this Article VI. The successor Borrower shall mail to Warrant holders a notice describing the supplemental Warrant Agreement.

     (b) If the issuer of securities deliverable upon exercise of Warrants under the supplemental Warrant Agreement is an affiliate of the formed, surviving, transferee or lessee corporation, that issuer shall join in the supplemental Warrant Agreement.

     (c) If this Section 6.15 applies, Section 6.4, Section 6.5, Section 6.6,
                 ------------          -----------  -----------  -----------
Section 6.7 and Section 6.8 of this Article VI do not apply.
-----------     -----------

     Section 6.16  Borrower Determination Not Final.
                   --------------------------------

     Any determination that the Borrower or its Board of Directors must make pursuant to this Agreement shall be made in good faith and shall be binding on the holders of Warrants, except as set forth herein. The Borrower shall give each holder of Warrants written notice of any such determination by the Borrower or its Board of Directors. If a majority of the holders of the Warrants do not agree with any such determination by the Borrower or its Board of Directors, such holders may request, in a notice delivered to the Borrower not later than 15 days after the date on which the holders received notice of such determination from the Borrower, that such determination be made, at the cost of the Borrower, by an investment banking firm (or, if an investment banking firm is generally not qualified to render such a determination, an appraisal firm) of recognized national standing, which determination shall be final and binding on the Borrower and the holders of Warrants, absent manifest error.

     Section 6.17  When Issuance or Payment May Be Deferred.
                   ----------------------------------------

     In any case in which this Article VI shall require that an adjustment in the Exercise Price be made effective as of a record date for a specified event, the Borrower may elect to defer until the occurrence of such event (i) issuing to the holder of any Warrant exercised after such record date the Warrant Shares and other capital stock of the Borrower, if any, issuable upon such exercise over and above the Warrant Shares and other capital stock of the Borrower, if any, issuable upon such exercise on the basis of the Exercise Price and (ii) paying to such holder any amount in cash in lieu of a fractional share pursuant to Section 7.1; provided, however, that the Borrower shall deliver to such
   -----------
holder a due bill or other appropriate instrument evidencing such holder's right to receive such additional Warrant Shares, other capital stock and cash upon the occurrence of the event requiring such adjustment.

     Section 6.18  Adjustment in Number of Shares.
                   ------------------------------

     Upon each adjustment of the Exercise Price pursuant to this Article VI, each Warrant outstanding prior to the making of the adjustment in the Exercise Price shall thereafter evidence the right to receive upon payment of the adjusted Exercise Price that number of shares of Common Stock (calculated to the nearest hundredth) obtained from the following formula:

     N'= N x E
             -
             E'

     where:

     N'= the adjusted number of Warrant Shares issuable upon exercise of a Warrant by payment of the adjusted Exercise Price.

     N = the number or Warrant Shares previously issuable upon exercise of a Warrant by payment of the Exercise Price prior to adjustment.

     E'= the adjusted Exercise Price.

     E = the Exercise Price prior to adjustment.

     Section 6.19  Form of Warrants.
                   ----------------

     Irrespective of any adjustments in the Exercise Price or the number or kind of shares purchasable upon the exercise of the Warrants, Warrants theretofore or thereafter issued may continue to express the same price and number and kind of shares as are stated in the Warrants initially issuable pursuant to this Agreement.

                                  ARTICLE VII
                              FRACTIONAL INTERESTS

     Section 7.1  Fractional Interests
                  --------------------

     The Borrower shall not be required to issue fractional Warrant Shares on the exercise of Warrants. If more than one Warrant shall be presented for exercise in full at the same time by the same holder, the number of full Warrant Shares which shall be issuable upon the exercise thereof shall be computed on the basis of the aggregate number of Warrant Shares purchasable on exercise of the Warrants so presented. If any fraction of a Warrant Share would other than pursuant to the provisions of this Article VII, be issuable on the exercise of any Warrants (or specified portion thereof), the Borrower shall pay an amount in cash equal to the fair market value of such Warrant (as determined in accordance with Article III hereof) on the day immediately preceding the date the Warrant is presented for exercise, multiplied by such fraction.

                                  ARTICLE VIII
           NO DILUTION OR IMPAIRMENT; CAPITAL AND OWNERSHIP STRUCTURE

     Section 8.1  No Dilution
                  -----------

     (a) If any event shall occur as to which the provisions of Article VI are not strictly applicable, but the failure to make any adjustment would adversely affect the purchase rights represented by the Warrants in accordance with the essential intent and principles of such

Section, then, in each such case, the Borrower shall appoint an investment banking firm of recognized national standing that does not have a direct or material indirect financial interest in the Borrower or any of its Subsidiaries, which has not been, and, at the time it is called upon to give independent financial advice to the Borrower, is not (and none of its directors, officers, employees, affiliates or stockholders are) a promoter, director or officer of the Borrower or any of its Subsidiaries, which shall give their opinion upon the adjustment, if any, on a basis consistent with the essential intent and principles established in Article VI, necessary to preserve, without dilution, the purchase rights represented by the Warrants. Upon receipt of such opinion, the Borrower will promptly mail a copy thereof to the holders of the Warrants and shall make the adjustments described therein.

     (b) The Borrower will not, by amendment of its certificate of incorporation or through any consolidation, merger, reorganization, transfer of assets, dissolution, issue or sale of securities or any other voluntary action, avoid or seek to avoid the observance or performance of any of the terms of the Warrants, but will at all times in good faith assist in the carrying out of all such terms and in the taking of all such action as may be necessary or appropriate in order to protect the rights of the holder of the Warrants against dilution or other impairment. Without limiting the generality of the foregoing, the Borrower (a) will take all such action as may be necessary or appropriate in order that the Borrower may validly and legally issue fully paid and nonassessable shares of Common Stock on the exercise of the Warrants from time to time outstanding and
(b) will not take any action which results in any adjustment of the Exercise Price if the total number of Warrant Shares issuable after the action upon the exercise of all of the Warrants would exceed the total number of shares of Common Stock then authorized by the Borrower's certificate of incorporation and available for the purposes of issue upon such exercise. A consolidation, merger, reorganization or transfer of assets involving the Borrower covered by
Section 6.15 shall not be prohibited by or require any adjustment under this
------------
Article VIII.

                                   ARTICLE IX
                                 MISCELLANEOUS

     Section 9.1  Notices to Warrant Holders.
                  --------------------------

     (a) Upon any adjustment of the Exercise Price pursuant to Article VI, the Borrower shall promptly thereafter (i) cause to be filed with the Borrower a certificate of the Borrower's Chief Financial Officer setting forth the Exercise Price after such adjustment and setting forth in reasonable detail the method of calculation and the facts upon which such calculations are based and setting forth the number of Warrant Shares (or portion thereof) issuable after such adjustment in the Exercise Price, upon exercise of a Warrant and payment of the adjusted Exercise Price, which certificate shall be conclusive evidence of the correctness of the matters set forth therein, and (ii) cause to be given to each of the registered holders of the Warrant Certificates at his address appearing on the Warrant register written notice of such adjustments by first-class mail, postage prepaid. Where appropriate, such notice may be given in advance and included as a part of the notice required to be mailed under the other provisions of this Article IX.

     (b)   In the event that:

     (i) the Borrower shall authorize the issuance to all holders of shares of Common Stock of rights, options or warrants to subscribe for or purchase shares of Common Stock or of any other subscription rights or warrants; or

     (ii) the Borrower shall authorize the distribution to all holders of shares of Common Stock of evidences of its indebtedness or assets (other than cash dividends or cash distributions payable out of consolidated earnings or earned surplus or dividends payable in shares of Common Stock or distributions referred to in Section 6.4); or
               -----------

     (iii) of any consolidation or merger to which the Borrower is a party and for which approval of any shareholders of the Borrower is required, or of the conveyance or transfer of the properties and assets of the Borrower substantially as an entirety, or of any reclassification or change of Common Stock issuable upon exercise of the Warrants (other than a change in par value, or from par value to no par value, or from no par value to par value, or as a result of a subdivision or combination), or a tender offer or exchange offer for shares of Common Stock; or

     (iv) of the voluntary or involuntary dissolution, liquidation or winding up of the Borrower; or

     (v) the Borrower proposes to take any action (other than actions of the character described in Section 6.4) which would require an adjustment of the
                       -----------
Exercise Price pursuant to Article VI; then the Borrower shall cause to be given to each of the registered holders of the Warrant Certificates at his address appearing on the Warrant register, at least 20 days (or 10 days in any case specified in clauses (i) or (ii) above) prior to the applicable record date hereinafter specified, or promptly in the case of events for which there is no record date, by first-class mail, postage prepaid, a written notice stating the date as of which the holders of record of shares of Common Stock to be entitled to receive any such rights, options, warrants or distribution are to be determined, or the initial expiration date set forth in any tender offer or exchange offer for shares of Common Stock, or the date on which any such consolidation, merger, conveyance, transfer, dissolution, liquidation or winding up is expected to become effective or consummated, and the date as of which it is expected that holders of record of shares of Common Stock shall be entitled to exchange such shares for securities or other property, if any, deliverable upon such reclassification, consolidation, merger, conveyance, transfer, dissolution, liquidation or winding up. The failure to give the notice required by this Article IX or any defect therein shall not affect the legality or validity of any distribution, right, option, warrant, consolidation, merger, conveyance, transfer, dissolution, liquidation or winding up, or the vote upon any action. Any notice requirement under this Section 13 shall be in addition
                                               ----------
to any notice requirement under Section 6.15; provided that the Borrower may
                                ------------
deliver one notice that meets all of the conditions of Section 6.15 and this
                                                       ------------
Article IX, which notice shall be deemed to have been delivered pursuant to both such Sections.

     (c)   Subject to Section 6.16, nothing contained in this Agreement or in
                      ------------
any of the Warrant Certificates shall be construed as conferring upon the holders thereof the right to vote or to consent or to receive notice as shareholders in respect of the meetings of shareholders or the election of Directors of the Borrower or any other matter, or any rights whatsoever as shareholders of the Borrower.

     Section 9.2  Notices to Borrower and Warrant Holder.
                  ----------------------------------------

     (a) Any notice or demand authorized by this Agreement to be given or made by the registered holder of any Warrant Certificate to or on the Borrower shall be sufficiently given or made when and if delivered in person or by overnight courier, addressed to the office of the Borrower expressly designated by the Borrower at its office for purposes of this Agreement (until the Warrant holders are otherwise notified in accordance with this Section by the Borrower), as follows:

               To the Borrower:
               ---------------

               FiberNet Telecom Group, Inc.
               570 Lexington Avenue
               New York, New York 10022
               Attention:  Michael S. Liss
               Telecopy:  (212) 405-8920

               To the Beneficiary:
               ------------------
               First Union Investors, Inc.
               One First Union Center, 5th Floor
               301 South College Street
               Charlotte, North Carolina  28288-0732
               Attention:
               Telecopy:

(b) Unless otherwise specified herein, such notices or other communications shall be deemed effective (a) on the date delivered, if delivered personally,
(b) one Business Day after being delivered, if delivered by telecopier with confirmation of good transmission, (c) one Business Day after being sent by overnight courier, if sent by overnight courier, (d) two Business Days after being sent by Federal Express or United Parcel Service, if sent by Federal Express or United Parcel Service, or (e) three Business Days after being sent, if sent by registered or certified mail. Each of the parties hereto shall be entitled to specify a different address by giving notice as aforesaid to each of the other parties hereto.

     Section 9.3  Supplements and Amendments.
                  --------------------------

     The Borrower may from time to time supplement or amend this Agreement without the approval of any holders of Warrant Certificates in order to cure any ambiguity or to correct or supplement any provision contained herein which may be defective or inconsistent with any other provision herein, or to make any other provisions in regard to matters or questions arising hereunder which the Borrower may deem necessary or desirable; provided that any such supplement or amendment shall not in any way adversely affect the interests of the holders of Warrant Certificates. All other amendments, modifications or supplements to this Agreement may only be made in a written agreement executed by each of the parties hereto.

     Section 9.4  Successors.
                  ----------

     The Beneficiary may assign its rights and obligations hereunder to any person without the consent of any party hereto. The Borrower may not assign its obligations hereunder. All the covenants and provisions of this Agreement by or for the benefit of the Borrower shall bind and inure to the benefit of its respective successors and assigns hereunder.

     Section 9.5  Termination
                  -----------

     This Agreement shall terminate at 5:00 p.m., New York City time on April 11, 2005. Notwithstanding the foregoing, this Agreement will terminate on any earlier date if all Warrants have been exercised.

     Section 9.6  Governing Law
                  -------------

     THIS AGREEMENT SHALL BE GOVERNED BY, AND SHALL BE CONSTRUED IN AND ENFORCED IN ACCORDANCE WITH, THE INTERNAL LAWS OF THE STATE OF NEW YORK, WITHOUT REGARD TO CONFLICTS OF LAWS PRINCIPLES (OTHER THAN SECTIONS 5-1401 AND 5-1402 OF THE GENERAL OBLIGATIONS LAW OF THE STATE OF NEW YORK), EXCEPT WHERE THE APPLICATION OF THE LAW OF ANOTHER JURISDICTION IS REQUIRED AS A MATTER OF LAW. EACH PARTY HERETO HEREBY SUBMITS TO THE NONEXCLUSIVE JURISDICTION OF THE UNITED STATES DISTRICT COURT FOR THE SOUTHERN DISTRICT OF NEW YORK AND OF ANY NEW YORK STATE COURT SITTING IN NEW YORK CITY FOR PURPOSES OF ALL LEGAL PROCEEDINGS ARISING OUT OF OR RELATING TO THIS AGREEMENT OR THE TRANSACTIONS CONTEMPLATED HEREBY. EACH PARTY HERETO IRREVOCABLY WAIVES, TO THE FULLEST EXTENT PERMITTED BY LAW, ANY OBJECTION WHICH IT MAY NOW OR HEREAFTER HAVE TO THE LAYING OF THE VENUE OF ANY SUCH PROCEEDING BROUGHT IN SUCH A COURT AND ANY CLAIM THAT ANY SUCH PROCEEDING BROUGHT IN SUCH A COURT HAS BEEN BROUGHT IN AN INCONVENIENT FORUM. EACH PARTY HERETO IRREVOCABLY WAIVES ANY AND ALL RIGHT TO TRIAL BY JURY IN ANY LEGAL PROCEEDING ARISING OUT OF OR RELATING TO THIS AGREEMENT OR THE TRANSACTIONS CONTEMPLATED HEREBY.

     Section 9.5  Consent to Jurisdiction.
                  ------------------------

     Each of the parties agrees that all actions, suits or proceedings arising out of or based upon this Agreement or the subject matter hereof may be brought and maintained in the federal district court in the Southern District of New York. Each of the parties hereby by execution hereof (i) hereby irrevocably submits to the non-exclusive jurisdiction of such court in New York, New York, for the purpose of any action, suit or proceeding arising out of or based upon this Agreement or the subject matter hereof and (ii) hereby waives to the extent not prohibited by applicable law, and agrees not to assert, by way of motion, as a defense or otherwise, in any such action, suit or proceeding, any claim that it is not subject personally to the jurisdiction of the above-named court, that it is immune from extraterritorial injunctive relief or other injunctive relief, that its property is exempt or immune from attachment or execution, that any such action, suit or proceeding may not be brought or maintained in the above-named court should be dismissed on the grounds of forum non conveniens, should be transferred to any court other than the above-named court, should be stayed by virtue of the pendency of any other action, suit or proceeding in any court other than the above-named court, or that this Agreement or the subject matter hereof may not be enforced in or by the above-named court. Each of the parties hereto hereby consents to service of process in any such suit, action or proceeding in any manner permitted by the laws of the State of New York, agrees that service of process by registered or certified mail, return receipt requested, at the address specified in or pursuant to Section 9.2 hereof is
                                                      -----------
reasonably calculated to give actual notice and waives and agrees not to assert by way of motion, as a defense or otherwise, in any such action, suit or proceeding any claim that service of process made in accordance with Section 9.2
                                                                     -----------
hereof does not constitute good and sufficient service of process. The provisions of this Section 9.5 shall not restrict the ability of any party to
                   -----------
enforce in any court any judgment obtained in the federal district court in the Southern District of New York.

     Section 9.6  Waiver of Jury Trial.
                  ---------------------

     To the extent not prohibited by applicable law which cannot be waived, each of the parties hereto hereby waives, and covenants that it will not assert (whether as plaintiff, defendant, or otherwise), any right to trial by jury in any forum in any respect of any issue, claim, demand, cause of action, action, suit or proceeding arising out of or based upon this Agreement or the subject matter hereof, in each case whether now existing or hereafter arising and whether in contract or tort or otherwise. Any of the parties hereto may file an original counterpart or a copy of this Section 4.5 with any court as written
                                       -----------
evidence of the consent of each of the parties hereto to the waiver of his or its right to trial by jury.

     Section 9.7  Reliance.
                  ---------

     Each of the parties hereto acknowledges that it has been informed by each other party that the provisions of this Section constitute a material inducement upon which such party is relying and will rely in entering into this Agreement and the transactions contemplated hereby.

     Section 9.8  Entire Agreement; Waivers.
                  --------------------------

     This Agreement constitutes the entire agreement among the parties hereto pertaining to the subject matter hereof and supersedes all prior and contemporaneous agreements, understandings, negotiations and discussions, whether oral or written, of the parties with respect to such subject matter. No waiver of any provision of this Agreement (a) shall be deemed to or shall constitute a waiver of any other provision hereof (whether or not similar), (b) shall constitute a continuing waiver unless otherwise expressly provided therein or (c) shall be effective unless in writing and executed by each party hereto.

     Section 9.9  Benefits of This Agreement.
                  --------------------------

     Nothing in this Agreement shall be construed to give to any person or corporation other than the Borrower and the registered holders of the Warrant Certificates any legal or equitable right, remedy or claim under this Agreement; but this Agreement shall be for the sole and exclusive benefit of the Borrower and the registered holders of the Warrant Certificates.

     Section 9.10  Counterparts.
                   ------------

     This Agreement and any amendments, waivers, consents, or supplements may be executed in any number of counterparts and by different parties hereto in separate counterparts, each of which when so executed and delivered shall be deemed an original, but all of which counterparts together shall constitute but one and the same instrument. This Agreement shall become effective upon the execution of a counterpart hereof by each of the parties hereto. Delivery of an executed counterpart of a signature page to this Agreement or to any amendments, waivers, consents or supplements hereof by telecopier shall be as effective as delivery of a manually executed counterpart thereof.

     Section 9.11  Lock-up Agreements.
                   ------------------

     In the event that the Borrower undertakes an underwritten offering of securities,

     The managing underwriter of such offering has requested that the shareholders of the Borrower that are party to the Equity Registration Rights Agreement (the "Principal Stockholders") enter into "lock-up" agreements with respect to all of their equity securities and the Borrower and Principal Shareholders into such a "lock-up" agreement, then the Beneficiary shall enter into a reasonable and customary "lock-up" agreement with respect to such underwritten offering having terms no less favorable than the "lock-up" agreements entered into by the Principal Shareholders and in any event terminating in no more than 180 days.

                 [REMAINDER OF PAGE INTENTIONALLY LEFT BLANK]

     IN WITNESS WHEREOF, the parties hereto have caused this Warrant Agreement to be duly executed by their respective authorized representatives as of the day and year first above written.

                                        FIBERNET TELECOM GROUP, INC.,
                                        as Borrower


                                        By: /s/ Michael S. Liss
                                            _______________________________
                                            Name: Michael S. Liss
                                            Title: Chief Executive Officer
                                                   and President


                                        FIRST UNION INVESTORS, INC.,
                                        as Beneficiary


                                        By: /s/ Mark L. Cook
                                            ________________________________
                                            Name: Mark L. Cook
                                            Title: Senior Vice President

                                                                       EXHIBIT A

                              Warrant Certificate

THE SECURITIES EVIDENCED OR CONSTITUTED HEREBY HAVE BEEN ACQUIRED FOR INVESTMENT AND HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED. SUCH SECURITIES MAY NOT BE SOLD, TRANSFERRED, PLEDGED OR HYPOTHECATED UNLESS THE REGISTRATION PROVISIONS OF SAID ACT HAVE BEEN COMPLIED WITH OR UNLESS THE COMPANY HAS RECEIVED AN OPINION OF COUNSEL REASONABLY SATISFACTORY TO THE COMPANY THAT SUCH REGISTRATION IS NOT REQUIRED.

     EXERCISABLE ON OR BEFORE APRIL 11, 2005

No.  _____                                    Warrant to purchase _______ shares

                              Warrant Certificate

                          FIRST UNION INVESTORS, INC.

     This Warrant Certificate certifies that First Union Investors, Inc., or its registered assigns, is the registered holder of Warrants expiring April 11, 2005 (the "Warrants") to purchase Common Stock, par value $0.001 per share (the "Common Stock"), of FiberNet Telecom Group, Inc., a Delaware corporation (the "Borrower"). Each Warrant entitles the holder upon exercise to receive from the Borrower on or before 5:00 p.m. New York City Time on April 11, 2005, an amount of fully paid and nonassessable shares of Common Stock as set forth above (the "Warrant Shares") at the initial exercise price per share (the "Exercise Price") equal to $18.0625, payable as provided in the Warrant Agreement referred to on the reverse hereof upon surrender of this Warrant Certificate and payment of the Exercise Price at the office of the Borrower designated for such purpose, but only subject to the conditions set forth herein and in the Warrant Agreement referred to on the reverse hereof. The Exercise Price and number of Warrant Shares issuable upon exercise of the Warrants are subject to adjustment upon the occurrence of certain events set forth in the Warrant Agreement.

     No Warrant may be exercised after 5:00 p.m., New York City Time on April 11, 2005, and to the extent not exercised by such time such Warrants shall become void.

     Reference is hereby made to the further provisions of this Warrant Certificate set forth on the reverse hereof and such further provisions shall for all purposes have the same effect as though fully set forth at this place.

     This Warrant Certificate shall not be valid unless executed by the Borrower.

     IN WITNESS WHEREOF, FiberNet Telecom Group, Inc. has caused this Warrant Certificate to be signed by its Chief Executive Officer or President and by its Secretary, each by his signature.

     Dated:

                                      FIBERNET TELECOM GROUP, INC.



                                      By:_______________________________________
                                            [Chief Executive Officer/President]

                                      By:_______________________________________
                                            Secretary

                         [Form of Warrant Certificate]

                                   [Reverse]

     The Warrants evidenced by this Warrant Certificate are part of a duly authorized issue of Warrants expiring April 11, 2005 entitling the holder on exercise to receive shares of Common Stock, par value $0.001 per share, of the Borrower (the "Common Stock"), and are issued or to be issued pursuant to a Warrant Agreement, dated as of July ___, 2000 (the "Warrant Agreement"), duly executed and delivered by the Borrower, which Warrant Agreement is hereby incorporated by reference in and made a part of this instrument and is hereby referred to for a description of the rights, limitation of rights, obligations, duties and immunities thereunder of the Borrower and the holders (the words "holders" or "holder" meaning the registered holders or registered holder) of the Warrants. A copy of the Warrant Agreement may be obtained by the holder hereof upon written request to the Borrower.

     The holder of Warrants evidenced by this Warrant Certificate may exercise them by surrendering this Warrant Certificate, with the form of election to purchase set forth hereon properly completed and executed, together with payment of the Exercise Price at the office of the Borrower designated for such purpose. In the event that upon any exercise of Warrants evidenced hereby the number of Warrants exercised shall be less than the total number of Warrants evidenced hereby, there shall be issued to the holder hereof or his assignee a new Warrant Certificate evidencing the number of Warrants not exercised. No adjustment shall be made for any dividends on any Common Stock issuable upon exercise of this Warrant.

     The Warrant Agreement provides that upon the occurrence of certain events the Exercise Price set forth on the face hereof may, subject to certain conditions, be adjusted. If the Exercise Price is adjusted, the Warrant Agreement provides that the number of shares of Common Stock issuable upon the exercise of each Warrant shall be adjusted. No fractions of a share of Common Stock will be issued upon the exercise of any Warrant, but the Borrower will pay the cash value thereof determined as provided in the Warrant Agreement.

     The holders of the Warrants are entitled to certain registration rights with respect to the Warrants. Said registration rights are set forth in full in an Equity Registration Rights Agreement, dated as of April 11, 2000, among the Borrower and certain investors named therein. A copy of the Equity Registration Rights Agreement may be obtained by the holder hereof upon written request to the Borrower.

     Warrant Certificates, when surrendered at the office of the Borrower by the registered holder thereof in person or by legal representative or attorney duly authorized in writing, may be exchanged, in the manner and subject to the limitations provided in the Warrant Agreement, but without payment of any service charge, for another Warrant Certificate or Warrant Certificates of like tenor evidencing in the aggregate a like number of Warrants.

     Upon due presentation for registration of transfer of this Warrant Certificate at the office of the Borrower a new Warrant Certificate or Warrant Certificates of like tenor and evidencing in the aggregate a like number of Warrants shall be issued to the transferee(s) in exchange for this

Warrant Certificate, subject to the limitations provided in the Warrant Agreement, without charge except for any tax or other governmental charge imposed in connection therewith.

     The Borrower may deem and treat the registered holder(s) thereof as the absolute owner(s) of this Warrant Certificate (notwithstanding any notation of ownership or other writing hereon made by anyone), for the purpose of any exercise hereof, of any distribution to the holder(s) hereof, and for all other purposes, and the Borrower shall not be affected by any notice to the contrary. Neither the Warrants nor this Warrant Certificate entitles any holder hereof to any rights of a stockholder of the Borrower.

                        [Form of Election to Purchase]

                   (To Be Executed Upon Exercise of Warrant)

     The undersigned hereby irrevocably elects to exercise the right, represented by this Warrant Certificate, to receive __________ shares of Common Stock and herewith tenders payment for such shares to the order of FIBERNET TELECOM GROUP, INC. in the amount of $______ in accordance with the terms hereof. The undersigned requests that a certificate for such shares be registered in the name of ________________, whose address is _______________________________ and that such shares be delivered to
________________ whose address is ___________ ______________________.  If said number of shares is less than all of the shares of Common Stock purchasable hereunder, the undersigned requests that a new Warrant Certificate representing the remaining balance of such shares be registered in the name of ______________, whose address is _________________________, and that such
Warrant Certificate be delivered to _________________, whose address is
__________________.

                                        Signature:


Date:

                                        Signature Guaranteed:

                                       i